Enhanced Group, Inc. Reports Second Quarter 2026 Results
Company Delivers $17.7 Million in Revenue in its First Reported Public Quarter
Company Secures $32 Million of Sponsorship Contract Value for First-Year Event
Inaugural Enhanced Games Engaged More Than One Billion People Globally
Launched Live Enhanced Platform, Including Athlete Protocol and 11 Rx Products
New York, NY, August 13, 2026 – Enhanced Group, Inc. (NYSE: ENHA) (“Enhanced” or the “Company”), the personalized performance products and elite sports competition company, today announced financial results for its second quarter ended June 30, 2026.
Second Quarter 2026 Financial Results
For the three months ended June 30, 2026:
•Revenue of $17.7 million, primarily reflecting sponsorship revenue recognized in connection with the inaugural Enhanced Games.
•Approximately $32 million of sponsorship contract value2 secured for the inaugural Enhanced Games with the Company delivering value to sponsors throughout the year with revenue recognition occurring over several quarters
•Net Loss of $61.9 million mostly comprising costs associated with staging the inaugural Enhanced Games, successful IRB clinical trial, de-SPAC merger completion, increased general and administrative expenses from operating as a public company and launching the Company’s direct-to-consumer platform
•Adjusted EBITDA¹ loss of $42.7 million
•Cash and cash equivalents of $19.6 million as of June 30, 2026
Business & Operational Highlights
•Hosted the inaugural Enhanced Games in Las Vegas in a purpose-built arena complex, securing 10 sponsors and $32 million in sponsorship contract value
•Athletes achieved 21 personal bests and three world records since inception
•Successfully completed the interventional phase of a first-of-its-kind Institutional Review Board (IRB)-approved clinical trial in conjunction with the Games
•Launched Live Enhanced platform with athlete branded protocol stack and product line including 11 different Rx therapies and two proprietary supplement products
•First Enhanced Breakers event series debuts with a world record performance
•Signed exclusive media rights agreement with Roku delivering the Games to 100 million North American households on leading streaming platform
•Enhanced Games content and press strategy drove considerable brand value at a fraction of the media cost, significantly increasing owned audience (+884%), social engagements (+419%), and video views (+227%) during event period
•Games engaged one billion people globally including four million live views (excluding Roku streaming data) equivalent to a regular season NBA game or episode of The Tonight Show with Jimmy Fallon
•Independent media coverage of Enhanced generated 4,000 global stories in publications reaching a combined 16.7 billion unique visitors per month (UVM) with an additional ~932M people watching globally via a broadcast television piece
•Enhanced received prominent Tier I coverage in Vanity Fair, The Economist, Financial Times, GQ Magazine, Times London, Der Spiegel and Men’s Health Magazine to name just a few
•A one hour ESPN E:60 documentary aired on the Enhanced Games on July 2nd

“Six months ago, Enhanced was a privately held startup with a bold idea and a great deal of skepticism aimed at it,” said Maximilian Martin, Chief Executive Officer of Enhanced. “Today, we are a globally recognized sports brand, the only organization to have successfully conducted a medically supervised enhanced sporting event in history. Simultaneously, we have built the foundation for a personalized performance medicine business, which we believe can help redefine the next decade of health and wellness, particularly as the regulatory tailwinds we expect to arrive in the peptide space continue to develop. We achieved each of these milestones in just the first six months of 2026 and we are just getting started.”
The Company’s second quarter results reflect an intentional decision to invest heavily in its inaugural Enhanced Games, as the foundational platform for both its sports business and as a customer acquisition engine for its performance medicine platform. As a result of this investment, Enhanced established extraordinary brand recognition across the globe. In July, the Company expanded its model beyond one tentpole event per year with the Enhanced Breakers Series. The Breakers Series operates at a fraction of the cost of a full Games event, keeping athletes competing, audiences engaged, sponsors interested, and performance medicine in front of the world year-round. The Company’s strategy leverages the Games to acquire global attention, which is sustained quarter-over-quarter by the Enhanced Breakers and additional planned participatory events that are focused on building and strengthening our community. Enhanced is further recognizing an increase in consumer interest in both sports and live entertainment in an increasingly AI driven world, and the Company is positioned to capitalize on these societal developments through event formats such as the Enhanced Breakers series.
In parallel, the Company continues to focus on growing its performance medicine business operated under the brand Live Enhanced. The Company is also evaluating strategic M&A opportunities in addition to strategic partnerships that would accelerate capabilities in its sports, live entertainment and consumer businesses. Management believes a data intelligence layer and community is critical to winning trust with consumers and will continue to promote education and advocacy for performance medicine products to strengthen Enhanced’s flywheel between its sports, live entertainment and consumer businesses.
Second Quarter 2026 Consolidated Results
For the three months ended June 30, 2026, unless otherwise specified:
Revenue was $17.7 million, compared to no revenue in the prior-year period. Revenue in the current period consisted primarily of sponsorship revenue recognized in connection with the inaugural Enhanced Games held in May 2026. The Company expects the remaining sponsorship revenue associated with the approximately $32 million of aggregate sponsorship deal value to be recognized in future periods as the related performance obligations are satisfied and, where applicable, as our collectability assessment supports recognition.
Loss from operations was $61.9 million, compared to $3.0 million in the prior-year period. The increase in loss from operations primarily reflected direct costs associated with staging the inaugural Enhanced Games, including athlete, venue, production and event-related costs, as well as an increase in general and administrative expenses associated with operating as a public company and building the Company’s direct-to-consumer platform.
Net loss was $61.9 million, compared to $3.0 million in the prior-year period.
Adjusted EBITDA¹ was a loss of $42.7 million, compared to a loss of $2.7 million in the prior-year period.
Cash used in operating activities was $44.0 million for the six months ended June 30, 2026, compared to $7.5 million in the prior-year six month period.
Cash and cash equivalents were $19.6 million as of June 30, 2026, compared to $25.3 million as of December 31, 2025.
Liquidity and Capital Resources
As of June 30, 2026, the Company held cash and cash equivalents of $19.6 million. During Q2 and following the success of the Games, the Company raised $50 million in a PIPE financing that included participation from the Company’s Executive Chairman and Chief Executive Officer, as well as several blue-chip investors. As of the date of the Company’s Q2 2026 earnings release, an additional $3.3 million from tranche two has been received and is closed, and $13.3 million from tranche three is expected to be received on or about August 14, 2026.
Other Matters
Regulatory Engagement

The Company submitted written testimony to the U.S. Food and Drug Administration’s Peptide Coalition Advisory Committee in connection with hearings held in July 2026, which the Chief Executive Officer attended. The Company believes clear and sensible regulation of the peptide market distinguishes legitimate, medically supervised operators from the unregulated gray market, and views the developing regulatory framework as a potential tailwind for its business.
Strategic Partnerships
The Company has engaged advisors to identify potential acquisitions and partnerships that would accelerate development of its capabilities across sports, live entertainment and consumer, and is concurrently strengthening its United States supply chain and pharmacy partnerships to support personalized compounding, nationwide fulfillment and improved product margins in response to regulatory tailwinds.
Brand Research Affirmation
In a pre-Games survey of 1,080 respondents conducted by Qualtrics, 61% of respondents were aware of the Enhanced Games, and 67% of those respondents held a positive view of the Company. Following the Games, a separate independent marketing consultancy assessed the Company’s sporting property as positioned in the middle of its peer set alongside Hyrox and The CrossFit Games based on consumer brand strength that matched, or in some cases exceeded, several longer-established properties.
Notes
(1) Adjusted EBITDA is a non-GAAP financial measure. The definition of Adjusted EBITDA can be found in the Non-GAAP Financial Measures section of this release. A reconciliation of net loss to Adjusted EBITDA for the three and six months ended June 30, 2026 and 2025 can be found in the Supplemental Information in this release.
(2) Sponsorship contract value represents the aggregate contracted value of sponsorship agreements executed in connection with the inaugural Enhanced Games. Sponsorship contract value is an operating metric and is not a measure of revenue recognized under GAAP. Contracted amounts are recognized as revenue in accordance with ASC 606 over the periods in which the related performance obligations are satisfied, and the amount and timing of revenue recognized will differ from contract value.
(3) The Company manages its business as a single operating and reportable segment operating within an integrated sports, entertainment, and consumer-health ecosystem.
Non-GAAP Financial Measures
The Company refers to certain financial measures that are not recognized under United States generally accepted accounting principles (“GAAP”). This press release includes financial measures that are not calculated in accordance with GAAP, including Adjusted EBITDA. Please see the definition below and the reconciliation table included in this release for additional information and a reconciliation of the non-GAAP financial measure to the most comparable GAAP financial measure.
The Company defines Adjusted EBITDA as net loss excluding income taxes, net interest expense, depreciation and amortization, equity-based compensation, transaction costs, certain legal costs, restructuring and severance charges, and certain other items when applicable.
Enhanced management believes Adjusted EBITDA is useful to investors because it eliminates the significant level of non-cash and non-recurring items, including stock-based compensation and the one-time transaction cost associated with the Business Combination that affect period-over-period comparability.
Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. Some of these limitations are:
• It does not reflect every cash expenditure, future requirements for capital expenditures, or contractual commitments;
• It does not reflect interest expense or the cash requirements necessary to service interest or principal payments on the Company’s obligations;

• Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced or require improvements in the future, and Adjusted EBITDA does not reflect any cash requirement for such replacements or improvements;
• Equity-based compensation is a recurring component of the Company’s compensation programs, and excluding it does not reflect the full cost of retaining personnel; and
• It is not adjusted for all non-cash income or expense items reflected in the Company’s statements of cash flows.
Adjusted EBITDA should not be considered a substitute for the reported results prepared in accordance with GAAP and should not be considered in isolation or as an alternative to net loss as an indicator of the Company’s financial performance, as a measure of discretionary cash available to invest in the growth of its business, or as a measure of cash that will be available to meet its obligations. This non-GAAP financial measure, as determined and presented by the Company, may not be comparable to related or similarly titled measures reported by other companies.
Additional Information
The Company will host a conference call at 4:30 pm ET on August 13, 2026 to discuss its second quarter 2026 results. All interested parties are welcome to listen to a live webcast hosted through the Company’s website at investors.enhanced.com.
Any accompanying materials referenced during the call will be made available on August 13, 2026 at investors.enhanced.com. A replay of the call will be available shortly after the conference call concludes and can be accessed on the Company’s investor website.
Website and Social Media Disclosure
Investors and others should note that Enhanced announces material financial and operational information to its investors using press releases, SEC filings and public conference calls and webcasts, as well as its investor relations site at investors.enhanced.com. Enhanced may also use its website and/or social media outlets, such as LinkedIn, Instagram, TikTok, YouTube, Facebook, and X, as distribution channels of material information about the Company. Financial and other information regarding Enhanced is routinely posted on and accessible through the company’s LinkedIn page at https://www.linkedin.com/company/enhanced-games/, its Instagram page at https://www.instagram.com/enhanced_games/, its TikTok page at https://www.tiktok.com/@enhanced_games, its YouTube page at https://www.youtube.com/@enhanced_games1, its Facebook page at https://www.facebook.com/enhancedgames1/, and its X page at https://x.com/enhanced_games. In addition, you may automatically receive email alerts and other information about Enhanced by enrolling your email address on the investor relations section of the Company’s website.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the Company’s business strategy and plans, future events and event economics, anticipated sponsorship, media rights and other revenue opportunities, the development and monetization of its direct-to-consumer and telehealth platforms, potential acquisitions and partnerships, expectations regarding the regulatory environment, liquidity and capital resources, and anticipated financial and operational performance. The words “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions.
These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees and involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from what is expressed or implied by the forward-looking statements, including, but not limited to: the Company’s limited operating history and history of operating losses; the Company’s need for additional capital and its ability to obtain financing on acceptable terms or at all; the Company’s ability to stage future events profitably and to secure sponsorship, media rights, ticketing and hospitality revenue on anticipated terms; the Company’s dependence on athlete, clinician, scientific and commercial partners willing to participate in a novel and publicly scrutinized model; changes in, or the Company’s failure to comply with, laws and regulations applicable to performance-enhancing substances, peptides, compounded products, telehealth and direct-to-consumer healthcare; adverse publicity, litigation or regulatory action concerning the Company, its events, its products or its key personnel; risks relating to athlete health and safety and the Company’s medical and clinical protocols; competition in the telehealth, supplement and performance medicine markets, including pricing pressure; the Company’s ability to build consumer and clinician trust and to develop the data capabilities described in this release; the Company’s ability to identify, complete and integrate acquisitions and partnerships; risks relating to conducting operations and clinical activities in international jurisdictions, including geopolitical instability; the Company’s dependence on the continued services of executive management and other key personnel; risks relating to the Company’s recent business combination and status as a newly public company, including its ability to remediate existing material weaknesses and implement and maintain an effective system of internal controls over financial reporting; and other important factors discussed in the section entitled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026, as they may be updated in subsequent filings with the Securities and Exchange Commission, accessible on the SEC’s website at www.sec.gov and on the Company’s investor relations site. Forward-looking statements speak only as of the date they are made and, except as may be required under applicable law, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
About Enhanced Group, Inc.
Enhanced Group, Inc. (NYSE: ENHA) is a performance medicine and sports company. Enhanced operates the Enhanced Games, the first global sporting competition conducted under medically supervised performance enhancement protocols, and the Enhanced Breakers series. Through Live Enhanced, its direct-to-consumer platform, the Company offers personalized performance products and is building a personalized performance telehealth business informed by data generated in its Institutional Review Board-approved clinical trial. Enhanced’s mission is to expand access to medically supervised performance optimization for athletes and non-athletes alike.
Investor Contact
enhanced@icrinc.com
Media Contact

Chris Jones
media@enhanced.com

Enhanced Ltd
Condensed Consolidated Balance Sheets
(Unaudited)

	June 30, 2026	December 31, 2025
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$19,606,246	$25,253,578
Deposit assets	—	597,011
Deferred offering costs	—	3,987,901
Contract asset	15,524,405	—
Prepaid expenses and other assets	2,408,654	436,750
Total current assets	37,539,305	30,275,240
OTHER ASSETS:
Deposit assets, long-term	—	1,360,004
Equipment, net	7,793,770	433,804
Intangible assets, net	30,000	30,000
TOTAL ASSETS	$45,363,075	$32,099,048
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
Simple Agreements for Future Equity	$—	$29,660,667
Accounts payable and accrued expenses	40,104,305	2,991,524
Deposit liabilities	—	476,253
Other current liabilities	2,197,595	18,896
Total liabilities	42,301,900	33,147,340
Commitments and contingencies (Note 12)
STOCKHOLDERS' EQUITY (DEFICIT):
Class A Common Stock, $0.0001 par value, 310,000,000 shares authorized as of June 30, 2026 and 126,315,883 shares authorized as of December 31, 2025, respectively; 128,972,162 shares issued and outstanding as of June 30, 2026 and 107,999,991 shares issued and outstanding as of December 31, 2025, respectively.	12,898	10,800
Class B Common Stock, $0.0001 par value, 330,000,000 shares authorized as of June 30, 2026; 258,837,933 shares issued and outstanding as of June 30, 2026 and nil shares issued and outstanding as of December 31,2025	25,884	—
Additional paid-in capital	113,437,497	30,981,684
Accumulated deficit	(110,415,104)	(32,040,776)
Total stockholders' equity (deficit)	3,061,175	(1,048,292)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$45,363,075	$32,099,048
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

Enhanced Ltd
Condensed Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Revenue	$17,700,179	$—	$17,702,934	$—
Operating expenses:
Games, athletes and event Operating Costs	52,037,131	643,976	59,719,058	1,742,950
Selling, general and administrative expenses	16,640,449	2,194,116	23,840,565	4,388,828
Transaction expenses	10,877,007	265,783	12,522,367	320,156
Depreciation	69,207	995	85,868	1,193
Total operating expenses	79,623,794	3,104,870	96,167,858	6,453,127
Loss from operations	(61,923,615)	(3,104,870)	(78,464,924)	(6,453,127)
Other income (expenses):
Interest income and other expense, net	(21,283)	93,836	90,594	133,874
Total other income (expenses), net	(21,283)	93,836	90,594	133,874
Loss before income taxes	(61,944,898)	(3,011,034)	(78,374,330)	(6,319,253)
Net loss and comprehensive loss	$(61,944,898)	$(3,011,034)	$(78,374,330)	$(6,319,253)
Net loss per share, basic and diluted	$(0.53)	$(0.03)	$(0.69)	$(0.06)
Weighted-average shares of common stock, basic and diluted	117,748,175	102,206,153	112,901,012	100,495,425
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

Enhanced Ltd
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended
	June 30, 2026	June 30, 2025
Operating Activities
Net loss	$(78,374,330)	$(6,319,253)
Adjustments to reconcile net loss to net cash used in operating activities
Stock-based compensation expense	8,511,876	—
Deferred offering cost write off	4,052,804	—
Shares issued for services in Business Combination	2,066,232	—
Depreciation expense	85,868	1,193
Changes in operating assets and liabilities
Accounts payable and accrued expenses	33,509,793	(1,033,356)
Deposit liabilities	(476,253)	—
Other current liabilities	2,178,699	9,589
Deposit assets	1,957,015	(145,000)
Prepaid expenses and other current assets	(17,496,309)	(19,077)
Net cash used in operating activities	(43,984,605)	(7,505,904)
Investing Activities
Purchases of equipment	(5,235,826)	(19,959)
Capitalized internal use software	(2,210,008)	—
Net cash used in investing activities	(7,445,834)	(19,959)
Financing Activities
Proceeds from issuance of Simple Agreements for Future Equity	10,341,342	—
Proceeds from issuance of preferred stock and warrants	—	8,961,743
Proceeds from Warrant exercise	—	2,333
Proceeds from SPAC transaction	3,038,332	—
Proceeds from issuance of Private Placement	24,999,991	—
Stock-subscription deposit of Private Placement	8,499,950	—
Proceeds from working capital note	11,750,000	—
Principal repayment of working capital note	(11,750,000)	—
Payment of offering costs	(1,096,508)	—
Net cash provided by financing activities	45,783,107	8,964,076
(Decrease) Increase in cash and cash equivalents	(5,647,332)	1,438,213
Cash and cash equivalents, at beginning of period	25,253,578	4,018,226
Cash and cash equivalents, at end of period	$19,606,246	$5,456,439

Supplemental disclosures of non-cash activities:
Conversion of Simple Agreements for Future Equity to common stock	$40,002,009	$—
Offering costs included in accounts payable and accrued expenses	4,071,580	—
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

Non-GAAP Financial Measures
Reconciliation of Net Loss to Adjusted EBITDA

	Three Months Ended		Six Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Reconciliation of Net Loss to Adjusted EBITDA
Net loss	$(61,944,898)	$(3,011,034)	$(78,374,330)	$(6,319,253)
Interest expense, net	39,101	(84,293)	(96,077)	(111,016)
Depreciation	69,207	995	85,868	1,193
Equity-based compensation expense (1)	7,784,404	—	8,511,876	—
Transaction costs (2)	10,877,007	265,783	12,522,367	320,156
Certain legal costs (3)	193,140	126,856	733,456	291,866
Restructuring and severance (4)	276,667	—	373,999	—
Other adjustments (5)	(17,816)	(9,543)	5,483	(22,858)
Total Adjusted EBITDA	$(42,723,188)	$(2,711,236)	$(56,237,358)	$(5,839,912)
Net loss margin	(350.0)%	n/a	(442.7)%	n/a
Adjusted EBITDA margin	(241.4)%	n/a	(317.7)%	n/a
The Company began presenting Adjusted EBITDA in connection with the Business Combination and its NYSE listing
(1) Equity-based compensation expense consists of employee and non-employee stock-based compensation.
(2) Transaction costs consist of offering costs, banking and investor relations fees, other consulting, legal fees, and accounting and tax fees incurred in connection with the Business Combination and related financing activities.
(3) Certain legal costs for trademark and SEC filings along with executive immigration fees.
(4) Restructuring and severance consists of severance costs.
(5) Other adjustments consist of certain non-operating items, including changes in the fair value of SAFEs, unrealized and realized gains and losses, and other miscellaneous items.